Exhibit 10.1

AMENDMENT TO
ARRANGEMENT AGREEMENT

THIS AMENDING AGREEMENT is made this 28 day of February, 2020,

AMONG:

AKERNA CORP., a company existing under the laws of the State of Delaware (“Akerna”)

AND

2732805 ONTARIO INC., a company existing under the laws of the Province of Ontario (“Purchaser”)

AND

AMPLE ORGANICS INC., a corporation existing under the laws of the Province of Ontario (“Ample”)

AND

JOHN PRENTICE, an individual resident in the Province of Ontario (hereinafter referred to as the “Shareholder Representative”)

WHEREAS:

A.	The Parties entered into an Arrangement Agreement dated December 18, 2019 (the “Arrangement Agreement”) pursuant to which Akerna, through its wholly owned subsidiary, Purchaser, agreed to acquire all of the issued and outstanding Ample Shares by way of the Arrangement; and

B.	the Parties wish to amend certain terms of the Arrangement Agreement as hereinafter provided.

NOW THEREFORE in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the Parties hereto, the Parties hereto hereby covenant and agree as follows:

1.	Terms denoted with initial capital letters and not otherwise defined herein have the meanings assigned to them in the Arrangement Agreement.

2.	Section 1.1 of the Arrangement Agreement is hereby amended as follows:

(a)	the definition of “Escrow Agent” in Section 1.1 is hereby deleted and replaced by the following:

““Escrow Agent” means Odyssey Trust Company;”

(b)	the definition of “Outside Date” in Section 1.1 is hereby deleted and replaced by the following:

““Outside Date” means August 31, 2020 or such later date as may be agreed to in writing by Akerna and Ample;”

(c)	the definition of “Paying Agent” in Section 1.1 is hereby deleted and replaced by the following:

““Paying Agent” means Odyssey Trust Company;”

3.	Section 2.4 of the Arrangement Agreement is hereby deleted in its entirety and replaced with the following:

“2.4 Interim Order

As soon as reasonably practicable following the execution of this Agreement, but in any event no later than June 25, 2020, Ample shall apply to the Court in a manner acceptable to Akerna, acting reasonably, pursuant to the OBCA and prepare, file and diligently pursue an application to the Court of the Interim Order, which shall provide, among other things:

(a)	for the class of Persons to whom notice is to be provided in respect of the Arrangement and the Ample Meeting and for the manner in which such notice is to be provided;

(b)	that the requisite approval for the Arrangement Resolution shall be 66 2/3% of the votes cast on the Arrangement Resolution by Ample Shareholders present in person or represented by proxy at the Ample Meeting voting together as a single class, together with the affirmative vote of the holders holding not less than a majority of the Ample Preferred Shares;

(c)	that it is the intention of Akerna and Purchaser to rely upon Section 3(a)(10) of the U.S. Securities Act in connection with the offer and sale of Consideration Shares and Akerna Shares to be issued pursuant to the exchange of Exchangeable Shares, in each case in accordance with the Arrangement, based on the Court’s approval of the Arrangement, which approval through the issuance of the Final Order will constitute its determination of the fairness of the Arrangement;

(d)	that the Ample Meeting may be adjourned or postponed from time to time by the Ample Board subject to the terms of this Agreement without the need for additional approval of the Court;

(e)	that the record date for Ample Shareholders entitled to notice of and to vote at the Ample Meeting will not change in respect of any adjournment(s) or postponements of the Ample Meeting;

(f)	that, in all other respects, other than as ordered by the Court, the terms, conditions and restrictions of the constating documents of Ample, including quorum requirements and other matters, shall apply in respect of the Ample Meeting;

(g)	for the grant of the Dissent Rights to registered holders of Ample Shares as set forth in the Plan of Arrangement;

(h)	for the notice requirements with respect to the presentation of the application to the Court for the Final Order; and

(i)	for such other matters as Akerna may reasonably require, subject to obtaining the prior consent of Ample, such consent not to be unreasonably withheld, conditioned or delayed.”

4.	Section 2.5 of the Arrangement Agreement is hereby deleted in its entirety and replaced with the following:

“2.5 Akerna Shareholder Meeting

Subject to the terms of this Agreement and receipt of the Interim Order, Akerna shall:

(a)	convene and conduct the Akerna Meeting in accordance with its constating documents and Applicable Laws, as soon as reasonably practicable, and in any event on or before June 30, 2020;

(b)	in consultation with Ample, fix and publish a record date for the purposes of determining Akerna Shareholders entitled to receive notice of and vote at the Akerna Meeting and give notice to Ample of the Akerna Meeting;

(c)	allow Ample’s Representatives and counsel to attend the Akerna Meeting;

(d)	not adjourn, postpone or cancel (or propose or permit the adjournment, postponement or cancellation of) the Akerna Meeting without Ample’s prior written consent (such consent not be unreasonably withheld, conditioned or delayed), except;

(i)	as required for quorum purposes (in which case the meeting shall be adjourned and not cancelled), by Applicable Law or by a Governmental Entity or by valid Akerna Shareholder action (which action is not solicited or proposed by Akerna or the Akerna Board); or

(ii)	as otherwise expressly permitted under this Agreement;

(e)	provide Ample with copies of or access to information regarding the Akerna Meeting generated by any dealer or proxy solicitation firm engaged by Akerna, as requested from time to time by Ample;

(f)	use commercially reasonable efforts to solicit proxies in favour of the Akerna Shareholder Matters;

(g)	promptly advise Ample, at such times as Ample may reasonably request, as to the aggregate tally of the proxies received by Akerna in respect of the Akerna Shareholder Matters;

(h)	unless otherwise agreed to in writing by Ample or this Agreement is terminated in accordance with its terms or except as required by Applicable Law or by a Governmental Entity, Akerna shall continue to take all steps reasonably necessary to hold the Akerna Meeting and to cause the Akerna Shareholder Matters to be voted on at such meeting and shall not propose to adjourn or postpone the Ample Meeting other than as contemplated by Section 2.5(d); and

(i)	not change the record date for the Akerna Shareholders entitled to vote at the Akerna Meeting in connection with any adjournment or postponement of the Akerna Meeting unless required by Applicable Law or with the written consent of Ample, such consent not to be unreasonably withheld, conditioned or delayed.”

5.	Section 2.6 of the Arrangement Agreement is hereby deleted in its entirety and replaced with the following:

“2.6 Ample Shareholder Meeting

Subject to the terms of this Agreement and receipt of the Interim Order, Ample shall:

(a)	convene and conduct the Ample Meeting in accordance with its constating documents, the Interim Order and Applicable Laws, as soon as reasonably practicable, and in any event on or before June 30, 2020;

(b)	in consultation with Akerna, fix and publish a record date for the purposes of determining Ample Shareholders entitled to receive notice of and vote at the Ample Meeting and give notice to Akerna of the Ample Meeting;

(c)	allow Akerna’s Representatives and counsel to attend the Ample Meeting;

(d)	not adjourn, postpone or cancel (or propose or permit the adjournment, postponement or cancellation of) the Ample Meeting without Akerna’s prior written consent (such consent not be unreasonably withheld, conditioned or delayed), except;

(i)	as required for quorum purposes (in which case the meeting shall be adjourned and not cancelled), by Applicable Law or by a Governmental Entity or by valid Ample Shareholder action (which action is not solicited or proposed by Ample or the Ample Board); or

(ii)	as otherwise expressly permitted under this Agreement;

(e)	provide Akerna with copies of or access to information regarding the Ample Meeting generated by any dealer or proxy solicitation firm engaged by Ample, as requested from time to time by Akerna;

(f)	use commercially reasonable efforts to solicit proxies in favour of the Arrangement Resolution;

(g)	promptly advise Akerna, at such times as Akerna may reasonably request, as to the aggregate tally of the proxies received by Ample in respect of the Arrangement Resolution;

(h)	promptly advise Akerna of any written communication from any Ample Shareholder in opposition to the Arrangement, written notice of dissent, purported exercise or withdrawal of Dissent Rights, and written communications sent by or on behalf of Ample to any Ample Shareholder exercising or purporting to exercise Dissent Rights;

(i)	not make any payment or settlement offer, or agree to any payment or settlement prior to the Effective Time with respect to Dissent Rights without the prior written consent of Akerna;

(j)	notwithstanding the receipt of an Acquisition Proposal or an Ample Change in Recommendation, unless otherwise agreed to in writing by Akerna or this Agreement is terminated in accordance with its terms or except as required by Applicable Law or by a Governmental Entity, Ample shall continue to take all steps reasonably necessary to hold the Ample Meeting and to cause the Arrangement Resolution to be voted on at such meeting and shall not propose to adjourn or postpone the Ample Meeting other than as contemplated by Section 2.6(d); and

(k)	not change the record date for the Ample Shareholders entitled to vote at the Ample Meeting in connection with any adjournment or postponement of the Ample Meeting unless required by Applicable Law or with the written consent of Akerna, such consent not to be unreasonably withheld, conditioned or delayed.”

6.	Section 2.12 of the Arrangement Agreement is hereby deleted in its entirety and replaced with the following:

“2.12 Effective Date

The Arrangement shall become effective at the Effective Time on the Effective Date. The certificate of arrangement shall be conclusive evidence that the Arrangement has become effective as of the Effective Time. The Parties shall use their commercially reasonable efforts to cause the Effective Date to occur on or about July 3, 2020 or as soon thereafter as reasonably practicable and, in any event, by the Outside Date.”

7.	Subsections 3.6(b) and (c) of the Arrangement Agreement are hereby deleted in their entirety and replaced with the following:

“(b)	use its commercially reasonable efforts to take all such steps as are necessary to set the record date for the Akerna Meeting as a date not later than May 29, 2020;

(c)	subject to the terms of this Agreement, use their commercially reasonable efforts take all such steps as are necessary to convene and hold the Akerna Meeting in accordance with Applicable Laws not later than June 30, 2020 for the purpose of considering the Akerna Shareholder Matters and, unless this Agreement will have been terminated in accordance with subsection 8.1(a), Akerna will not cancel the Akerna Meeting or fail to put the Akerna Shareholder Matters before the Akerna Shareholders for their consideration without Ample’s prior written consent, other than as may be required under Applicable Laws; and Akerna will not propose to adjourn or postpone the Akerna Meeting without the prior consent of Ample except as required by Applicable Laws or by a Governmental Entity and except as required under subsections 2.5(d) or 5.4(b); and Akerna shall, if requested by Ample (acting reasonably), adjourn the Akerna Meeting one or more times for the purposes of obtaining any required quorum or attempting to obtain the requisite approval of the Akerna Shareholder Matters;”

8.	Subsections 3.7(d) and (e) of the Arrangement Agreement are hereby deleted in their entirety and replaced with the following:

“(d)	use its commercially reasonable efforts to take all such steps as are necessary to set the record date for the Ample Meeting as a date not later than May 29, 2020;

(e)	subject to the terms of this Agreement and in accordance and compliance with the Interim Order, use its commercially reasonable efforts to take all such steps as are necessary to convene and hold the Ample Meeting in accordance with the Interim Order and Applicable Laws not later than June 30, 2020 for the purpose of considering the Arrangement Resolution and, unless this Agreement will have been terminated in accordance with subsection 8.1(a), Ample will not cancel the Ample Meeting or fail to put the Arrangement Resolution before the Ample Shareholders for their consideration without Akerna and Purchaser’s prior written consent, other than as may be required under the Interim Order or Applicable Laws and Ample will not propose to adjourn or postpone the Ample Meeting without the prior consent of Akerna and Purchaser except as required by Applicable Laws or by a Governmental Entity and except as required under subsections 2.6(d) or 5.4(b); and Ample shall, if requested by Akerna and Purchaser (each acting reasonably), adjourn the Ample Meeting one or more times for the purposes of obtaining any required quorum or attempting to obtain the requisite approval of the Arrangement Resolution;”

9.	This Amendment will be deemed effective as of February 19, 2020.

10.	Except as specifically amended herein, all other terms of the Arrangement Agreement remain in full force and effect unamended as of the date hereof, and time shall remain of the essence.

11.	This Amending Agreement may be executed in any number of counterparts, which taken together shall form one and the same agreement, and may be executed and delivered by electronic mail or facsimile transmission, which shall be binding on the Parties as though originally executed and delivered.

[Signature Page Follows]

IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the date first above written.

2732805 ONTARIO INC.		AKERNA CORP.

Per:		Per:
	Name: Title:		Name: Title:

AMPLE ORGANICS INC.

Per:
Name:
Title:

JOHN PRENTICE

[Amending Agreement to Arrangement Agreement]